                                                                    EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Extendicare Health Services, Inc.:


On February 5, 2001 we reported on the consolidated balance sheets of Extendicare Health Services, Inc. and subsidiaries (the Company) as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which are included in the Company's 2000 Annual Report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule as listed in Item 14. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Milwaukee, Wisconsin
February 5, 2001

                           EXHIBIT 99.1 - SCHEDULE II

               EXTENDICARE HEALTH SERVICES, INC. AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                                    ADDITIONS           SUBTRACTIONS
                                                        -----------------------------  --------------
                                                          PROVISIONS         FROM                        ACCOUNTS
                                          BALANCE AT      FOR LOSSES      ACQUISITION                   WRITTEN OFF     BALANCE
   ALLOWANCE FOR                          BEGINNING       ON ACCOUNTS          OR           FROM           NET OF       AT END
 DOUBTFUL ACCOUNTS                        OF PERIOD       RECEIVABLE      DIVESTITURE    DIVESTITURE     RECOVERIES    OF PERIOD
-----------------------                 --------------  --------------    -----------  --------------  -------------  ------------
Year ended December 31, 1996..........      7,196           7,293               --           --           5,186           9,303
Year ended December 31, 1997..........      9,303           8,111            8,326           --           6,814          18,926
Year ended December 31, 1998..........     18,926          12,698            4,683        2,724           7,684          25,899
Year ended December 31, 1999..........     25,899          11,905               --           --          12,855          24,949
Year ended December 31, 2000..........     24,949          17,945            2,367           --          28,932          16,329